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                                                                     EXHIBIT 5

                           NUTTER MCCLENNEN & FISH LLP
                                ATTORNEYS AT LAW
                              155 SEAPORT BOULEVARD
                           BOSTON, MASSACHUSETTS 02210

              TELEPHONE: 617-439-2000    FACSIMILE: 617-973-9748

                                February 6, 2003


MacDermid, Incorporated
245 Freight Street
Waterbury, CT  06902

Gentlemen:

         Reference is made to that certain Registration Statement on Form S-3 (the "Registration Statement") which MacDermid, Incorporated (the "Company") filed on December 23, 2002 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), as amended on the date hereof, with respect to the resale of up to 1,200,000 shares (the "Shares") of the Company's common stock, without par value.

         We have acted as counsel for the Company in connection with the Registration Statement. We have examined such documents and made such other investigation as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. Based upon the foregoing, we are of the opinion that under Connecticut law the Shares to be sold by the selling security holders have been duly authorized and validly issued and are fully paid and non-assessable.

         We understand that this letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this letter is to be used in connection with the resale of the aforesaid Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                             Very truly yours,


                                             /s/ Nutter, McClennen & Fish, LLP
                                             NUTTER, MCCLENNEN & FISH, LLP